UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2006

BP International, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	95-3937129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

510 West Arizona Ave, DeLand, FL 32720
(Address of principal executive offices)

Registrant's telephone number including area code: 386.943.6222

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) On March 1, 2006, William DeTemple resigned as Chief Financial Officer of the Registrant. Mr. DeTemple retains his position as President, CEO, and board member of the Registrant.

(b) On March 1, 2006, concurrently with Mr. DeTemple's resignation, Tami L. Tharp was appointed to the position of Chief Financial Officer of the Registrant. Ms. Tharp joined the Registrant in an accounting support capacity in February of 2006. From May, 2005 until February, 2006, Ms. Tharp served as an independent consultant providing accounting services. From May, 2002 to May, 2005, she served as Chief Financial Officer of RMS Limited Partnerships, LLC. From January, 2001 to March, 2002, she served as Corporate Controller of CuraScripts Pharmacy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BP International, Inc.
March 16, 2006

/s/ Tami Tharp
___________________________________________
Tami Tharp,
CFO of BP International, Inc.